                                                                       Exhibit 5
                                                                       ---------


                                August 20, 1998


Callaway Golf Company
2285 Rutherford Road
Carlsbad, California  92008-8815

       Re:  Form S-8 Registration Statement;
            5,100,000 Shares of Common Stock
       -------------------------------------

Ladies and Gentlemen:

       In connection with the registration by Callaway Golf Company, a California corporation (the "Company"), of 5,100,000 additional shares of common stock, par value $.01 per share (the "Shares"), of the Company to be issued upon the exercise of options to be granted under the Company's 1998 Stock Incentive Plan, 1996 Stock Option Plan, as amended, and 1995 Employee Stock Incentive Plan, as amended (collectively, the "Plans"), under the Securities Act of 1933, as amended (the "Act"), on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on or about August 20, 1998 (as amended from time to time, the "Registration Statement"), you have requested my opinion with respect to the matters set forth below.

       In my capacity as your counsel in connection with such registration, I am familiar with the proceedings taken and proposed to be taken by the Company in connection with the authorization, issuance and sale of the Shares, and for the purposes of this opinion, have assumed such proceedings will be timely completed in the manner presently proposed. In addition, I have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to my satisfaction of such documents, corporate records and instruments, as I have deemed necessary or appropriate for purposes of this opinion.

       In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and the conformity to authentic original documents of all documents submitted to me as copies.

       I am opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of California, and I express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other laws, or as to any matters of municipal law or the laws of any other local agencies within the state.

       Subject to the foregoing, it is my opinion that as of the date hereof the Shares have been duly authorized, and, upon the exercise of options and the payment for Shares in accordance with the terms set forth in the Plans under which such Shares will be issued and sold, the Shares will be validly issued, fully paid and nonassessable.

       I hereby consent to filing this opinion as an exhibit to the Registration Statement.

                                           Very truly yours,


                                             /s/  SEEMA L. NENE
                                           -------------------------------
                                           Seema L. Nene, Esq.
                                           Corporate Counsel